SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant    [   ]

Filed by a Party other than the Registrant    [X]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-12

Dell Inc.
(Name of Registrant as Specified In Its Charter)

CARL C. ICAHN
ICAHN PARTNERS LP
ICAHN PARTNERS MASTER FUND LP
ICAHN PARTNERS MASTER FUND II LP
ICAHN PARTNERS MASTER FUND III LP
ICAHN ENTERPRISES G.P. INC.
ICAHN ENTERPRISES HOLDINGS L.P.
IPH GP LLC
ICAHN CAPITAL L.P.
ICAHN ONSHORE LP
ICAHN OFFSHORE LP
BECKTON CORP.
HIGH RIVER LIMITED PARTNERSHIP
HOPPER INVESTMENTS LLC
BARBERRY CORP.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)           Title of each class of securities to which transaction applies:

2)           Aggregate number of securities to which transaction applies:

3)           Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)           Proposed maximum aggregate value of transaction:

5)           Total fee paid:

[   ]           Fee paid previously with preliminary materials.

[   ]           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)           Amount Previously Paid:

2)           Form, Schedule or Registration Statement No.:

3)           Filing Party:

4)           Date Filed:

On July 16, 2013, Carl C. Icahn and affiliates filed as Exhibit B to Definitive Additional Materials on Schedule 14A certain pro forma financial information of Dell Inc.  A revised version of such pro forma financial information is included as Exhibit A hereto.

On July 17, 2013, Carl C. Icahn and affiliates filed an amendment to the Schedule 13D filed by Mr. Icahn and affiliates on May 13, 2013.  A copy of the amendment to the Schedule 13D is attached as Exhibit B hereto.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT, DATED JUNE 26, 2013, AND OTHER DOUCMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, SOUTHEASTERN ASSET MANAGEMENT, INC. AND THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF DELL INC. FOR USE AT DELL INC.’S SPECIAL MEETING OF STOCKHOLDERS SCHEDULED TO BE HELD ON JULY 18, 2013 BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION.  A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY HAVE BEEN MAILED TO STOCKHOLDERS OF DELL INC. AND ARE ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT, DATED JUNE 26, 2013. EXCEPT AS OTHERWISE DISCLOSED IN THE DEFINITIVE PROXY STATEMENT, THE PARTICIPANTS HAVE NO INTEREST IN DELL INC. OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK OF DELL INC. AS DISCLOSED IN THE DEFINITIVE PROXY STATEMENT.

EXHIBIT A

Other Pro Forma Financial Data

The following table sets forth certain other financial data of Dell Inc. (i) at May 3, 2013 and (ii) pro forma to reflect the proposed $14 self tender offer by Dell Inc. (the “$14 Self Tender Offer”).

The other pro forma financial data assume the following:

•	The completion of the $14 Self Tender Offer on May 3, 2013;

•	The incurrence of $5.2 billion in new senior term loans, the proceeds of which are used to fund the $14 Self Tender Offer;

•
The sale of both short-term and long-term financing receivables for a total of $4.4 billion net of both short-term and long-term structured financing debt of $1.5 billion for total cash proceeds of $2.9 billion, the proceeds of which are used to fund the $14 Self Tender Offer;

•	The following items are also used to fund the $14 Self Tender Offer:
o	$10.4 billion of cash and cash equivalents,
o	$486 million of short-term investments, and
o	$2.3 billion of long-term investments;

•	The repayment of:
o	$454 million in short-term structured financing receivables, and
o	$1.0 billion in long-term structured financing receivables; and

•	The payment of $15.6 billion for:
o	1.1 billion shares in the proposed $14 Self Tender Offer,
o	$490 million of break-up and diligence fees,
o	$200 million in cash taxes paid in connection with repatriating cash from overseas, and
o	$182 million in financing fees.

The other pro forma financial data are presented for informational purposes only, are based on certain assumptions that we believe to be reasonable, and do not purport to predict or indicate the financial position of Dell Inc. at any future date.  In our opinion, all adjustments have been made that are needed to present fairly the other pro forma financial data.

The other pro forma financial data should be read in conjunction with Dell Inc.’s financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” all of which appear in Dell Inc.’s Report on Form 10-Q for the quarterly period ended May 3, 2013, which was filed with the Securities and Exchange Commission on June 12, 2013.

Other Pro Forma Financial Data
	May 3, 2013
	Actual	Pro Forma

Cash and cash equivalents, short-term investments and long-term investments	13,2081	4,900
Debt	7,2481	10,995
Net Debt	(5,690)	6,095
EBITDA2	3,577	3,254
Net Debt/EBITDA	-1.7x	1.9x

1 Obtained from Dell Inc.’s Form 10-Q for the quarterly period ended May 3, 2013 and filed with the Securities and Exchange Commission (the “SEC”) on June 12, 2013.

2 Dell’s EBITDA used in these condensed consolidated statements of financial condition was obtained from the “Dell Special Committee Investor Presentation, June 2013”, filed with the SEC on Schedule 14A on June 24, 2013 (see page 34, footnote 2).  Actual EBITDA of $3.577 billion is based on Final FY14 Board Case EBITDA of $3.254 billion, plus $323 million to add-back for the loss of DFS income.  Pro Forma EBITDA of $3.254 billion is the Final FY14 Board Case EBITDA as disclosed by Dell on Schedule 14A filed on June 24, 2013.

EBITDA is a non-GAAP financial measure.  Dell has not provided a reconciliation for EBITDA to the most comparable GAAP financial measure. On July 15, 2013, Dell filed an amendment to Schedule 14A amending and restating the “Dell Supplemental Investor Materials” filed as definitive additional materials with the SEC on July 5, 2013 to include a non-GAAP financial measures reconciliation table as Appendix A, which stated the following:

Reconciliation to non-GAAP financials – Q4 FY13 and Q1 FY14
Reconciliation to non-GAAP operating income	Q4 FY13	Q1 FY14
GAAP operating income	$698	$226
Amortization of intangibles	188	196
Severance and facility actions and acquisition related costs	68	80
Other1		88
Non-GAAP operating income – as previously disclosed	$954	$590
Vendor Settlements	(250)	-
Non-GAAP operating income	$704	$590

Reconciliation to non-GAAP EPS - diluted	Q4 FY13	Q1 FY14
GAAP EPS – diluted	$0.30	$0.07
Non-GAAP adjustments per share	0.10	0.14
Non-GAAP EPS – diluted – as previously disclosed	$0.40	$0.21
Vendor settlements	(0.11)2	-
Non-GAAP EPS - diluted	$0.29	$0.21

1 Includes merger-related costs, which consist of transaction expenses associated with Dell's proposed merger as well as expenses associated with special performance-based retention cash awards granted to certain key employees in Q1 FY14

2 Assuming a tax rate of 23.4% and weighted average share count of 1,748mm on benefits of approximately $250 million, which primarily relate to vendor settlements

There are limitations to the use of the non-GAAP financial measures presented in this presentation. Dell’s non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in Dell’s industry, may calculate the non-GAAP financial measures differently than Dell, limiting the usefulness of those measures for comparative purposes. In addition, items such as amortization of purchased intangible assets represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in the non-GAAP financial measures and such measures, therefore, do not reflect the full economic effect of such loss. Further, items such as severance and facility actions, acquisition-related costs, and other charges that are excluded from the non-GAAP financial measures can have a material impact on earnings. Dell’s management compensates for the foregoing limitations by relying primarily on GAAP results and using non-GAAP financial measures supplementally or for projections when comparable GAAP financial measures are not available. The non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for gross margin, operating expenses, operating income, net income, and earnings per share prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis. See above for reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented.

The following is a summary of the costs and other items excluded from the most comparable GAAP financial measures to calculate non-GAAP financial measures:

•  Severance and Facility Actions and Acquisition-related Costs – Severance and facility action costs are primarily related to facilities charges, including accelerated depreciation and severance and benefits for employees terminated pursuant to cost synergies related to strategic acquisitions and actions taken as part of a comprehensive review of costs. Acquisition-related charges are expensed as incurred and consist primarily of retention payments, integration costs, and other costs.  Retention payments include stock-based compensation and cash incentives awarded to employees, which are recognized over the vesting period.  Integration costs primarily include IT costs related to the integration of IT systems and processes, costs related to the integration of employees, consulting expenses, and for acquisitions made prior to Fiscal 2013, costs related to full-time employees who were working on the integration. Severance and facility actions and acquisition-related charges are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although Dell may incur these types of expenses in the future, it believes that eliminating these charges for purposes of calculating the non-GAAP financial measures presented above facilitates a more meaningful evaluation of Dell’s current operating performance and comparisons to Dell’s past operating performance.

•  Amortization of Intangible Assets – Amortization of purchased intangible assets consists primarily of amortization of customer relationships, acquired technology, non-compete covenants, and trade names purchased in connection with business acquisitions. Dell incurs charges related to the amortization of these intangibles, and those charges are included in Dell’s Consolidated Financial Statements. Amortization charges for purchased intangible assets are significantly impacted by the timing and magnitude of Dell’s acquisitions. Accordingly, these charges may vary in amount from period to period. Dell excludes these charges for purposes of calculating the non-GAAP financial measures presented above to facilitate a more meaningful evaluation of Dell’s current operating performance and comparisons to Dell’s past operating performance.

•  Other Items – Dell also adjusts GAAP financial results for expenses associated with Dell's proposed merger. These expenses consist of professional fees incurred by Dell in connection with Dell's proposed merger as well as the reimbursement of transaction-related expenses incurred by certain participants approved by a special committee of the Board of Directors. In addition, Dell adjusts GAAP financial results for special retention cash bonus awards granted to certain key employees in the first quarter of Fiscal 2014 that will be payable in March 2014. Dell is excluding these expenses for the purpose of calculating the non-GAAP financial measures presented above because Dell believes these items are outside our ordinary course of business and do not contribute to a meaningful evaluation of Dell's current operating performance or comparisons to Dell's past operating performance. In addition, previously disclosed non-GAAP financial measures have been further adjusted to exclude certain vendor settlements.

•  The aggregate adjustment for income taxes is the estimated combined income tax effect for the adjustments mentioned above.  The tax effects are determined based on the tax jurisdictions where the above items were incurred.

Icahn urges Dell stockholders to refer to Dell’s Definitive Proxy Statement and other Dell materials filed with the SEC for further and detailed information concerning Dell’s calculation of EBITDA.

EXHIBIT B

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment No. 11)*

Dell Inc.
(Name of Issuer)

Common Stock, par value $0.01 per share
(Title of Class of Securities)

24702R101
(CUSIP Number)

Keith Schaitkin, Esq.
Icahn Capital LP
767 Fifth Avenue, 47th Floor
New York, New York 10153
(212) 702-4300
(Name, Address and Telephone Number of Person Authorized to
Receive Notices and Communications)

July 17, 2013
(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of Section 240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box / /.

NOTE: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See Rule 13d-7 for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

SCHEDULE 13D

Item 1.  Security and Issuer

This statement constitutes Amendment No. 11 to the Schedule 13D, relating to the shares of common stock, par value $0.01 per share (the “Shares”), issued by Dell Inc. (the “Issuer”), and hereby amends the Schedule 13D filed with the Securities and Exchange Commission (the “SEC”) on May 10, 2013, as amended by Amendment No. 1, filed with the SEC on May 13, 2013, Amendment No. 2, filed with the SEC on June 18, 2013, Amendment No. 3, filed with the SEC on July 1, 2013, Amendment No. 4, filed with the SEC on July 8, 2013, Amendment No. 5, filed with the SEC on July 8, 2013, Amendment No. 6, filed with the SEC on July 10, 2013, Amendment No. 7, filed with the SEC on July 11, 2013, Amendment No. 8, filed with the SEC on July 11, 2013, Amendment No. 9, filed with the SEC on July 12, 2013, and Amendment No. 10, filed with the SEC on July 15, 2013, to furnish the additional information set forth herein. All capitalized terms contained herein but not otherwise defined shall have the meanings ascribed to such terms in the Schedule 13D.

Item 4.  Purpose of Transaction

Item 4 of the Schedule 13D is hereby amended by adding the following:

On July 17, 2013, the Reporting Persons issued an open letter to stockholders of the Issuer (the “July 17 Letter”). A copy of the July 17 Letter is attached hereto as Exhibit 1 and incorporated herein by reference.

Item 7.  Material to be Filed as Exhibits

Exhibit 1    July 17 Letter

SIGNATURE

After reasonable inquiry and to the best of each of the undersigned knowledge and belief, each of the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated: July 17, 2013

ICAHN PARTNERS MASTER FUND LP
ICAHN PARTNERS MASTER FUND II LP
ICAHN PARTNERS MASTER FUND III LP
ICAHN OFFSHORE LP
ICAHN PARTNERS LP
ICAHN ONSHORE LP
BECKTON CORP.
HOPPER INVESTMENTS LLC
BARBERRY CORP.
HIGH RIVER LIMITED PARTNERSHIP
By: Hopper Investments LLC, general partner
By: Barberry Corp.

By: /s/ Edward E. Mattner
Name: Edward E. Mattner
Title: Authorized Signatory

ICAHN CAPITAL LP
By: IPH GP LLC, its general partner
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner
IPH GP LLC
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES HOLDINGS L.P.
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES G.P. INC.

By: /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

/s/ Carl C. Icahn_____________
CARL C. ICAHN

[Signature Page of Schedule 13D, Amendment No. 11 – Dell Inc.]

EXHIBIT 1

FOR IMMEDIATE RELEASE

CARL C. ICAHN AND SOUTHEASTERN ASSET MANAGEMENT ISSUE OPEN LETTER TO STOCKHOLDERS OF DELL AND SPECIAL COMMITTEE

New York, New York, July 17, 2013 – Carl C. Icahn and his affiliates and Southeastern Asset Management today issued the following open letter to stockholders of Dell Inc. and its Special Committee.

Dear Fellow Dell Stockholders:

In its July 16 letter, the Dell Special Committee once again explained to stockholders why the Special Committee supports the Michael Dell/Silver Lake transaction that it has spent so many months trying to persuade us to vote for. As in the past, we continue to believe that the Michael Dell/Silver Lake transaction substantially undervalues Dell and that stockholders should be entitled to choose to retain the upside potential of their Dell shares.

JULY 18 IS THE SCHEDULED TIME FOR THE OWNERS OF DELL TO DECIDE THE FUTURE OF THEIR COMPANY.

The Special Committee stated that it has “taken extraordinary measures to ensure Mr. Dell’s neutrality and to leave the final decision with disinterested stockholders.” However, it has been reported by various news sources that the Board of Directors may decide to postpone the July 18 vote -- either to get more votes for the Michael Dell/Silver Lake transaction, or for the Special Committee to try to negotiate a better price. Quite frankly, if the Special Committee does not like the $13.65 price, then as we see it, they should not have approved the Michael Dell/Silver Lake transaction in the first place. Also, if stockholders have not approved that transaction after almost 6 months of the Special Committee and others campaigning for it, the company should not put off the July 18 vote. Can you imagine a political election contest where one side could push off the election to wait for a better day to hold the election – a date when it is hoped they might do better in the vote than they would have done on the originally scheduled election date? We think that if the company wishes to be true to the Special Committee’s undertaking to “leave the final decision with disinterested stockholders,” then the company must allow a final vote to be completed on July 18, and not try to postpone the vote to a later date.

Should the Michael Dell/Silver Lake transaction be defeated, we also urge the Dell Board to move quickly to hold the Annual Meeting when stockholders will have the opportunity to elect our slate of directors. Our slate has met and unanimously supports our proposed Dell self tender offer and its implementation in accordance with their fiduciary duties. As previously communicated, we believe that our proposed Dell self tender offer has a total value to tendering stockholders of approximately $15.50 to $18.00 per share.*

WE URGE STOCKHOLDERS TO VOTE NO ON THE MICHAEL DELL/SILVER LAKE PROPOSAL.

Sincerely,

Carl C. Icahn	O. Mason Hawkins	G. Staley Cates
Icahn Enterprises LP	Southeastern	Southeastern
	Asset Management	Asset Management

For assistance in voting your shares, please contact D.F. King & Co., Inc., which is assisting Icahn and Southeastern Asset Management, at 1-800-347-4750 (banks and brokers call 1-212-269-5550) or by e-mail at dell@dfking.com.

* These estimates are based upon the assumptions and calculations set forth in Definitive Additional Materials that we filed with the SEC on July 12, 2013 and July 16, 2013 and reflect only an illustration of the implied value of Dell based upon those assumptions and calculations. The foregoing and the information contained in the Definitive Additional Materials are not a prediction of the specific future market value of Dell stock or any warrant.

NOTICE TO INVESTORS

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT, DATED JUNE 26, 2013, AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY ICAHN ENTERPRISES, LP, SOUTHEASTERN ASSET MANAGEMENT, INC. AND THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF DELL INC. FOR USE AT DELL INC.’S SPECIAL MEETING OF STOCKHOLDERS SCHEDULED TO BE HELD ON JULY 18, 2013 BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY HAVE BEEN MAILED TO STOCKHOLDERS OF DELL INC. AND ARE ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT, DATED JUNE 26, 2013. EXCEPT AS OTHERWISE DISCLOSED IN THE DEFINITIVE PROXY STATEMENT, THE PARTICIPANTS HAVE NO INTEREST IN DELL INC. OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK OF DELL INC. AS DISCLOSED IN THE DEFINITIVE PROXY STATEMENT. WE HAVE NOT SOUGHT, NOR HAVE WE RECEIVED, PERMISSION FROM ANY THIRD PARTY TO INCLUDE THEIR INFORMATION IN THIS LETTER.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this letter, and the documents referred to in this letter, are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance or activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “should,” “may,” “will,” “objective,” “projection,” “forecast,” “management believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology.

Important factors that could cause actual results to differ materially from the expectations set forth in this letter include, among other things, the factors identified under the section entitled “Risk Factors” in Dell’s Annual Report on Form 10-K for the year ended February 1, 2013 and under the section entitled “Cautionary Statement Concerning Forward-Looking Information” in Dell’s Definitive Proxy Statement filed with the SEC on May 31, 2013. Such forward-looking statements should therefore be construed in light of such factors, and Icahn and Southeastern are under no obligation, and expressly disclaim any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:
Susan Gordon
(212) 702-4309